                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-78716) of Diodes Incorporated and Subsidiaries of our report dated January 15, 1999 appearing in item 8 in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears at page 36 of this Form 10-K.



MOSS ADAMS LLP
/s/ Moss Adams LLP
Los Angeles, California
March 29, 1999


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